UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 13, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI  48104
(Address of principal executive offices)

(734) 214-3700
(Registrant's telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2010, United Bancorp, Inc. (the "Company") and its subsidiary, United Bank & Trust (the "Bank"), entered into an underwriting agreement (the "Underwriting Agreement") with Sandler O'Neill  & Partners, L.P. as sole underwriter (the "Underwriter"). The Underwriting Agreement provides for the offer and sale in a firm commitment offering of 6,800,000 shares of the Company's common stock, no par value, at a price of $2.50 per share ($2.35 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to an additional 1,020,000 shares of the Company's common stock to cover over-allotments, if any.

In the Underwriting Agreement, the Company and the Bank have agreed to indemnify the Underwriter against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is here incorporated by reference. The description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the Underwriting Agreement.

Item 7.01	Regulation FD Disclosure.

On December 14, 2010, United Bancorp, Inc. issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. The information under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement.

99.1	Press release dated December 14, 2010. This exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: December 14, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

1.1	Underwriting Agreement.

99.1	Press release dated December 14, 2010. This exhibit is furnished to, and not filed with, the Commission.